Exhibit 99.1

ITG Reports Second Quarter 2017 Results

Global Block Crossing Momentum Continues in POSIT Alert

NEW YORK, August 2, 2017 – ITG (NYSE: ITG), a leading independent broker and financial technology provider, today reported results for the quarter ended June 30, 2017.

Second Quarter 2017 Highlights

-

GAAP net income of $4.6 million, or $0.14 per diluted share.  This compares to a GAAP net loss of $5.2 million, or $0.16 per diluted share, and an adjusted net loss of $0.8 million, or $0.02 per diluted share, for the second quarter of 2016.

-

GAAP results for the second quarter of 2016 include the impact of pre-tax charges and a partial offsetting pre-tax gain netting to $7.1 million, or $0.14 per diluted share after-taxes, for (i) charges related to the arbitration settlement with ITG’s former CEO, (ii) restructuring charges related to our high-touch U.S. sales and trading operation and the closure of non-core business operations, (iii) the amount expensed for upfront awards to ITG’s CEO, and (iv) a gain primarily from a claim for business interruption insurance related to a U.S. data center outage in 2015. There were no non-GAAP adjustments to results for the second quarter of 2017.

-

Revenues of $121.6 million, compared to revenues of $120.6 million and adjusted revenues of $118.2 million in the second quarter of 2016. Adjusted revenues for the second quarter of 2016 exclude the gain noted above.

-

Expenses of $116.5 million compared to expenses of $130.3 million and adjusted expenses of $120.7 million in the second quarter of 2016.  Adjusted expenses for the second quarter of 2016 exclude the charges listed above.

-

Average daily trading volume in the U.S. was 148 million shares versus 132 million shares in the second quarter of 2016. POSIT® average daily U.S. volume was 61 million shares compared to 50 million shares in the second quarter of 2016.

-	Total average daily U.S. volume traded through POSIT Alert® was 17 million shares, the highest since the first quarter of 2015. This compares to 11 million shares in the second quarter of 2016.
-

In Europe, average daily value traded in POSIT was $1.1 billion compared to $1.2 billion in the second quarter of 2016, including the effects of currency translation. Total average daily value traded through POSIT Alert in Europe set a new quarterly record, rising 62% compared to the second quarter of 2016.

-

The repurchase of approximately 90,000 shares of common stock for a total of $1.8 million under ITG’s authorized share repurchase program. Repurchases since the first quarter of 2010 have totaled $258 million for a total of 16.9 million shares, resulting in a decrease in shares outstanding, net of issuances, of approximately 25%.

Commenting on the results, ITG President and Chief Executive Officer, Frank Troise, said, “We posted a third consecutive quarter of profitability, with strong results in our international operations and continued global momentum in POSIT Alert block crossing. After a challenging April, we finished the quarter on a strong note, narrowing the profitability gap in the U.S. We are making progress on our ten-quarter Strategic Operating Plan, which is enhancing our client offerings in execution, liquidity, workflow technology and analytics.”

Second Quarter Regional Segment Results

North American revenues were $68.7 million in the second quarter of 2017 compared to revenues of $74.4 million in the second quarter of 2016.

ITG reported a net loss of $1.9 million in North America in the second quarter of 2017, including a $1.2 million pre-tax charge, or $0.7 million after-tax, related to headcount reductions. North American net loss was $0.5 million in the second quarter of 2016.

U.S. revenues in the second quarter of 2017 were $52.8 million, compared to $58.6 million in the second quarter of 2016, including the impact of the divesture of the investment research operations in May 2016.

Canada revenues in the second quarter of 2017 were $16.0 million, compared to $15.8 million in the second quarter of 2016, including the impact of the closing of the Canadian arbitrage trading desk in April 2016.

Europe and Asia Pacific revenues were $52.5 million in the second quarter of 2017, up from $43.5 million in the second quarter of 2016.

ITG reported net income for its Europe and Asia Pacific operations of $10.1 million in the second quarter, compared to $5.1 million in the second quarter of 2016.

European revenues were a record $38.7 million in the second quarter of 2017, up from $32.2 million in the second quarter of 2016.

Asia Pacific revenues were $13.7 million, up from $11.3 million in the second quarter of 2016, driven in part by a new quarterly record for the average daily value traded in POSIT Alert in the region.

Corporate activity reduced GAAP net income by $3.6 million in the second quarter of 2017 and $9.9 million in the second quarter of 2016. Corporate activity in the second quarter of 2016 included the impact of the settlement costs related to the arbitration with ITG’s former CEO, charges related to restructuring activities and business closures and the amount expensed during the second quarter of 2016 for upfront awards to ITG’s CEO. These charges were partially offset by a gain primarily related to a business interruption insurance claim.

Corporate activity includes investment income and non-operating revenues and gains, as well as costs not associated with operating the businesses within ITG's regional segments including, costs of being a public company, intangible amortization, interest expense, costs of maintaining a global transfer pricing structure, foreign exchange gains and losses and certain non-operating expenses.

Year-to-Date Results

For the first six months of 2017, revenues were $242.4 million and net income was $9.9 million, or $0.29 per diluted share. For the first six months of 2016, revenues were $245.3 million and adjusted revenues were $242.8 million.  For the first six months of 2016, GAAP net loss was $7.7 million, or $0.23 per diluted share, and adjusted net income was $1.1 million, or $0.03 per diluted share.

Conference Call on 2Q17 Results

An investor conference call to discuss ITG’s results will be held today at 8:00 am ET. Those wishing to listen to the call should dial 1-844-881-0134  (1-412-317-6722 outside the U.S.) at least 15 minutes prior to the start of the call to ensure connection.

The webcast and accompanying slideshow presentation will be available at: investor.itg.com. A replay will be available for one week by dialing 1-877-344-7529  (1-412-317-0088 outside the U.S.) and entering replay number 10110474. The replay will be available starting approximately one hour after the completion of the conference call.

About ITG

Investment Technology Group (NYSE: ITG) is a global financial technology company that helps leading brokers and asset managers improve returns for investors around the world. We empower traders to reduce the end-to-end cost of implementing investments via liquidity, execution, analytics and workflow technology solutions. ITG has offices in Asia Pacific, Europe and North America and offers execution services in more than 50 countries. Please visit www.itg.com for more information.

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”), management uses certain “non-GAAP financial measures” as such term is defined in Regulation G promulgated by the SEC. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flows that excludes or includes amounts that are included in, or excluded from, the most directly comparable measure calculated and presented in accordance with GAAP. Management believes the presentation of these measures provides investors with greater transparency and supplemental data relating to our financial condition and results of operations, and therefore a more complete understanding of factors affecting our business than GAAP measures alone. In addition, management believes the presentation of these matters is useful to investors for period-to-period comparison of results as the items may reflect certain unique and/or non-operating items such as acquisitions, divestitures, restructuring charges, write-offs and impairments, charges associated with litigation or regulatory matters together with related expenses or items outside of management’s control.

Adjusted revenues, adjusted expenses, adjusted pre-tax loss, adjusted income tax benefit, adjusted net (loss) income and adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), together with related per share amounts, are non-GAAP performance measures that we believe are useful to assist investors in gaining an understanding of the trends and operating results for our core business. These measures should be viewed in addition to, and not in lieu of, results reported under GAAP.

Reconciliations of (i) adjusted revenues, adjusted expenses, adjusted pre-tax loss, adjusted income tax benefit and adjusted net (loss) income to revenues, expenses, loss before income tax benefit, income tax benefit and net loss and related per share amounts as determined in accordance with GAAP for the three months ended June 30, 2016 and (ii) adjusted EBITDA to net income (loss) as determined in accordance with GAAP for the three months ended June 30, 2017 and June 30, 2016, are provided in the accompanying supplemental tables at the end of this release.

Forward Looking Statements

In addition to historical information, this press release may contain "forward-looking" statements that reflect management’s expectations for the future. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “could” “should,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “trend,” “potential” or “continue” and the negative of these terms and other comparable terminology. A variety of important factors could cause results to differ materially from such statements.

Certain of these factors are noted throughout ITG’s 2016 Annual Report on Form 10-K, and its Form 10-Qs (as amended, if applicable) and include, but are not limited to, general economic, business, credit, political and financial market conditions, both internationally and domestically, financial market volatility, fluctuations in market trading volumes, effects of inflation, adverse changes or volatility in interest rates, fluctuations in foreign exchange rates, evolving industry regulations and increased regulatory scrutiny, the outcome of contingencies such as legal proceedings or governmental or regulatory investigations and customer or shareholder reaction to, or further proceedings or sanctions based on, such matters, the volatility of our stock price, changes in tax policy or accounting rules, the ability of the Company to recognize its deferred tax assets, the actions of both current and potential new competitors, changes in commission pricing, rapid changes in technology, errors or malfunctions in our systems or technology, operational risks related to misconduct or errors by our employees or entities with which we do business, cash flows into or redemptions from equity mutual funds, ability to meet liquidity requirements related to the clearing of our customers’ trades, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to protect our intellectual property, our ability to execute on strategic initiatives or transactions, our ability to attract and retain talented employees, and our ability to pay dividends or repurchase our common stock in the future.

The forward-looking statements included herein represent ITG’s views as of the date of this release. ITG undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.

ITG Media/Investor Contact:

J.T. Farley

1-212-444-6259

corpcomm@itg.com

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations (unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenues:
Commissions and fees	$100,564	$94,696	$200,444	$193,656
Recurring	18,933	21,811	37,883	44,006
Other	2,084	4,103	4,089	7,616
Total revenues	121,581	120,610	242,416	245,278

Expenses:
Compensation and employee benefits	45,994	48,315	92,678	100,779
Transaction processing	25,482	22,098	50,338	44,932
Occupancy and equipment	14,680	14,066	30,302	28,044
Telecommunications and data processing services	12,129	14,848	24,156	29,621
Restructuring charges	—	4,355	—	4,355
Other general and administrative	17,699	26,014	35,014	49,736
Interest expense	510	572	1,030	1,107
Total expenses	116,494	130,268	233,518	258,574
Income (loss) before income tax expense (benefit)	5,087	(9,658)	8,898	(13,296)
Income tax expense (benefit)	444	(4,441)	(1,047)	(5,573)
Net income (loss)	$4,643	$(5,217)	$9,945	$(7,723)
Income (loss) per share:
Basic	$0.14	$(0.16)	$0.30	$(0.23)
Diluted	$0.14	$(0.16)	$0.29	$(0.23)
Basic weighted average number of common shares outstanding	33,125	33,189	33,037	33,147
Diluted weighted average number of common shares outstanding	34,222	33,189	34,180	33,147

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Supplemental Financial Data (unaudited)

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenues by Geographic Region:
U.S. Operations	$52,763	$58,574	$106,156	$124,903
Canadian Operations	15,984	15,790	32,466	31,886
European Operations	38,739	32,203	75,451	63,342
Asia Pacific Operations	13,720	11,280	27,663	22,037
Corporate (non-product)	375	2,763	680	3,110
Total Revenues	$121,581	$120,610	$242,416	$245,278

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenues by Product Group:
Execution Services	$86,797	$83,408	$173,084	$173,201
Workflow Technology	23,352	23,094	46,452	46,687
Analytics	11,057	11,345	22,200	22,280
Corporate (non-product)	375	2,763	680	3,110
Total Revenues	$121,581	$120,610	$242,416	$245,278

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Financial Condition

(In thousands, except share amounts)

	June 30,	December 31,
	2017	2016
	(unaudited)
Assets
Cash and cash equivalents	$251,963	$277,977
Cash restricted or segregated under regulations and other	16,982	40,353
Deposits with clearing organizations	74,114	62,556
Securities owned, at fair value	1,923	2,557
Receivables from brokers, dealers and clearing organizations	242,924	152,294
Receivables from customers	177,185	54,486
Premises and equipment, net	56,369	59,333
Capitalized software, net	40,140	38,606
Goodwill	10,613	10,102
Intangibles, net	14,823	15,390
Income taxes receivable	49	873
Deferred taxes	46,619	38,688
Other assets	22,972	22,070
Total assets	$956,676	$775,285
Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$146,932	$174,343
Short-term bank loans	85,509	72,150
Payables to brokers, dealers and clearing organizations	196,412	100,188
Payables to customers	105,539	12,272
Securities sold, not yet purchased, at fair value	—	249
Income taxes payable	5,055	4,552
Term debt	3,050	6,367
Total liabilities	542,497	370,121
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 52,605,650 and 52,456,165 shares issued at June 30, 2017 and December 31, 2016, respectively	526	525
Additional paid-in capital	242,236	248,748
Retained earnings	540,986	536,350
Common stock held in treasury, at cost; 19,484,422 and 19,830,032 shares at June 30, 2017 and December 31, 2016, respectively	(342,348)	(346,482)
Accumulated other comprehensive income (net of tax)	(27,221)	(33,977)
Total stockholders’ equity	414,179	405,164
Total liabilities and stockholders’ equity	$956,676	$775,285

INVESTMENT TECHNOLOGY GROUP, INC.

Reconciliation of US GAAP Results to Adjusted Results

(In thousands, except per share amounts)

	Three Months Ended	Six Months Ended
	June 30, 2016	June 30, 2016
Total revenues	$120,610	$245,278
Less:
Other revenues - gains (1)	(2,438)	(2,438)
Adjusted revenues	118,172	242,840

Total expenses	$130,268	$258,574
Less:
Restructuring (2)	(4,355)	(4,355)
Compensation awards for current CEO (3)	(519)	(3,315)
Arbitration case with former CEO and associated costs (4)	(4,710)	(7,522)
Adjusted expenses	$120,684	$243,382

Loss before income tax benefit	$(9,658)	$(13,296)
Effect of adjustments	7,146	12,754
Adjusted pre-tax loss	$(2,512)	$(542)

Income tax benefit	$(4,441)	$(5,573)
Tax effect of adjustments (1)	2,715	3,977
Adjusted income tax benefit	$(1,726)	$(1,596)

Net loss	$(5,217)	$(7,723)
Net effect of adjustments	4,431	8,777
Adjusted net (loss) income	$(786)	$1,054

Diluted loss per share	$(0.16)	$(0.23)
Net effect of adjustments	0.14	0.26
Adjusted diluted (loss) income per share	$(0.02)	$0.03

Notes:

(1)

The Company received insurance proceeds of $2.4 million in June 2016 from its corporate insurance carrier to settle a claim for lost profits arising from an August 2015 outage in its outsourced primary data center in the U.S. Additionally, the Company generated a nominal gain on the completion of the sale of its investment research operations in May 2016.

(2)

During the three months ended June 30, 2016, the Company incurred restructuring charges related to (a) the reduction in its high-touch trading and sales organizations and (b) the closing of its U.S. matched-book securities lending operations and its Canadian arbitrage trading desk.

(3)

The Company’s new Chief Executive Officer was granted cash and stock awards upon the commencement of his employment in January 2016, a significant portion of which replaced awards he forfeited at his former employer. Due to U.S. tax regulations, only a small portion of the amount expensed for these awards during the three and six months ended June 30, 2016 was eligible for a tax deduction.

(4)

During the three and six month periods ended June 30, 2016, the Company established a reserve of $2.3 million and $4.8 million, respectively, for the arbitration case with its former CEO. In addition, the Company incurred legal fees related to this matter of $2.4 million and $2.7 million during the three and six month periods ended June 30, 2016, respectively. The Company settled the arbitration case in June 2016.

Reconciliation of Adjusted Earnings

Before Interest, Taxes, Depreciation, and Amortization

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net Income (Loss) (1)(2)	$4,643	$(5,217)	$9,945	$(7,723)
Impact of adjustments, after-tax	—	4,431	—	8,777
Adjusted net income (loss)	4,643	(786)	9,945	1,054

Deduct:
Investment income	(367)	(316)	(648)	(623)

Add Back:
Interest expense	510	572	1,030	1,107
Income tax expense (benefit)	444	(4,441)	(1,047)	(5,573)
Tax effect of adjustments	—	2,715	—	3,977
Depreciation and amortization	11,210	10,903	22,437	21,684
Adjusted earnings before interest, taxes, depreciation, and amortization	$16,440	$8,647	$31,717	$21,626

Notes:

(1)	Net income (loss) includes pre-tax charges for non-cash stock-based compensation of $5.1 million and $7.8 million for the three months ended June 30, 2017 and 2016, respectively.
(2)	Net income (loss) includes pre-tax charges for non-cash stock-based compensation of $10.8 million and $14.5 million for the six months ended June 30, 2017 and 2016, respectively.

###